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                                                                  EXHIBIT 2(iii)

                            WIRING SERVICES AGREEMENT

         THIS AGREEMENT IS ENTERED INTO THIS ___ DAY OF SEPTEMBER, 2000, BY AND BETWEEN ADVANCED CUSTOM SYSTEMS, INC. ("ACS") AND INTELLIREADY OF COLORADO, INC. ("INTELLIREADY")

                                    RECITALS

         WHEREAS, ACS IS IN THE HOME AUTOMATION BUSINESS AND HAS SIGNIFICANT CONTRACTS WITH CUSTOMERS TO PROVIDE HOME AUTOMATION SERVICES;

         WHEREAS, ACS IS EXPERIENCING SEVERE CASH FLOW PROBLEMS AND IS CONCERNED THAT IT WILL NOT BE ABLE TO PERFORM ITS CONTRACTUAL OBLIGATIONS;

         WHEREAS, INTELLIREADY IS IN THE HOME AUTOMATION BUSINESS AND IS IN THE POSITION TO ASSIST ACS WITH SATISFYING ITS CONTRACTUAL OBLIGATIONS; AND

         WHEREAS, THE PARTIES DESIRE TO ENTER INTO THIS AGREEMENT IN AN EFFORT TO PROVIDE SATISFACTORY SERVICES TO ACS' CUSTOMERS AND TO PROVIDE IMMEDIATE SHORT TERM ASSISTANCE TO ACS WITH ITS CASH FLOW PROBLEMS.

                                    AGREEMENT

         NOW THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES AND COVENANTS CONTAINED HEREIN THE PARTIES AGREE AS FOLLOWS:

         1. ACS SHALL, SUBJECT TO THE PROVISIONS OF THIS AGREEMENT, ASSIGN ALL OF ITS RIGHTS AND OBLIGATIONS UNDER THE CONTRACTS IDENTIFIED ON SCHEDULE A TO INTELLIREADY. INTELLIREADY SHALL SERVICE ALL OF THOSE CONTRACTS AND SHALL BILL THE CUSTOMERS FOR THOSE SERVICES UNDER ITS NAME.

         2. ACS' EMPLOYEES IDENTIFIED ON SCHEDULE B SHALL WORK FOR INTELLIREADY THROUGHOUT THE TERM OF THIS AGREEMENT. THESE EMPLOYEES SHALL BE CONSIDERED INDEPENDENT CONTRACTORS OF INTELLIREADY. INTELLIREADY SHALL PAY ACS THE COST OF ITS PAYROLL, INCLUDING ANY STATE OR FEDERAL EMPLOYMENT TAXES. ALL PAYMENTS TO ACS FOR PAYROLL SHALL BE NET OF ANY EMPLOYMENT TAXES AND INTELLIREADY SHALL DIRECTLY PAY THE APPROPRIATE TAXING AUTHORITY FOR THE EMPLOYMENT TAXES.

         3. INTELLIREADY SHALL PAY ALL OF THE OPERATING EXPENSES IDENTIFIED ON SCHEDULE C THROUGHOUT THE TERM OF THIS AGREEMENT.

         4. INTELLIREADY SHALL PAY ACS 50% OF THE NET PROFIT EARNED ON THE CONTRACTS IDENTIFIED ON SCHEDULE A. FOR PURPOSES OF THIS AGREEMENT NET PROFIT SHALL MEAN THE PROFIT EARNED ON THE CONTRACT AFTER DEDUCTING ALL EXPENSES OF ACS AND A REASONABLE ALLOCATION OF INTELLIREADY'S


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                  OVERHEAD AS DETERMINED BY INTELLIREADY. IN THE EVENT THAT ACS
                  OBJECTS TO THE OVERHEAD CHARGES ALLOCATED BY INTELLIREADY, ACS MAY AT ITS EXPENSE HIRE AN INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT TO REVIEW THE OVERHEAD ALLOCATION. IF THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT AND INTELLIREADY CAN NOT AGREE ON THE OVERHEAD ALLOCATION, INTELLIREADY SHALL HIRE AN INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT AND THE OVERHEAD ALLOCATION SHALL BE DETERMINED BY BOTH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

         5. ACS SHALL ASSIGN TO INTELLIREADY ANY AND ALL CONTRACTS THAT IT ACQUIRES DURING THE TERM OF THIS AGREEMENT.

         6. INTELLIREADY SHALL PAY ACS 20% OF THE NET PROFIT EARNED ON THE CONTRACTS ASSIGNED PURSUANT TO PARAGRAPH 5.

         7. INTELLIREADY SHALL HAVE THE RIGHT TO CANCEL ITS OBLIGATION ON ANY PARTICULAR CONTRACT IF IT DETERMINES THAT THE CONTRACT WILL RESULT IN A LOSS. CANCELLATION SHALL OCCUR BY INTELLIREADY NOTIFYING ACS IN WRITING THAT IT BELIEVES THE CONTRACT WILL RESULT IN A LOSS AND THAT INTELLIREADY IS CANCELING ITS OBLIGATION TO PERFORM ON THAT CONTRACT. IN THE EVENT THAT INTELLIREADY ELECTS TO CANCEL ITS OBLIGATION ON ANY CONTRACT THE REVENUE AND COSTS ASSOCIATED WITH THAT CONTRACT SHALL BE ALLOCATED BETWEEN INTELLIREADY AND ACS ON A PERCENTAGE OF COMPLETION BASIS. FURTHERMORE, ACS SHALL BE RESPONSIBLE FOR THE PAYROLL COSTS, INCLUDING ANY STATE OR FEDERAL EMPLOYMENT TAXES, OF ITS EMPLOYEES INCURRED AFTER THE CANCELLATION TO THE EXTENT OF ANY SERVICES RENDERED ON BEHALF OF THE CANCELLED CONTRACT.

         8. INTELLIREADY SHALL REIMBURSE ACS FOR ITS REASONABLE AND NECESSARY EXPENSES ON A MONTHLY BASIS. FOR PURPOSES OF THIS AGREEMENT REASONABLE AND NECESSARY EXPENSES SHALL INCLUDE UP TO $100 OR ITEMIZED EXPENSES AND ANY ADDITIONAL EXPENSES WHICH ARE PRE-APPROVED BY INTELLIREADY.

         9. THIS AGREEMENT SHALL TERMINATE ON JANUARY 31, 2000, PROVIDED THAT INTELLIREADY SHALL PERFORM ON ALL CONTRACTS THAT HAVE BEEN ASSIGNED TO IT PRIOR TO THE TERMINATION DATE.

         10. THIS AGREEMENT CONTAINS THE ENTIRE AGREEMENT BETWEEN THE PARTIES. THERE ARE NO PRIOR OR CONTEMPORANEOUS AGREEMENTS BETWEEN THE PARTIES.

         11. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED AND ENFORCED IN ALL RESPECTS BY, THE LAWS OF THE STATE OF COLORADO. DISPUTES MAY BE HEARD.

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         12.      INTELLIREADY SHALL IN NO WAY BE OBLIGATED TO PAY ANY DEBTS OR
                  SATISFY ANY OBLIGATIONS OF ACS, ITS AFFILIATES, OFFICERS, DIRECTORS OR ANY OTHER PARTY, EXCEPT FOR DEBTS AND OBLIGATIONS SPECIFICALLY IDENTIFIED ON SCHEDULE C.

         13. THIS AGREEMENT IS ENTERED INTO SOLELY BETWEEN INTELLIREADY AND ACS, THE PARTIES DO NOT INTEND TO BENEFIT ANY THIRD PARTIES AND NO THIRD PARTIES SHALL HAVE STANDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT.

         14. ACS, INTELLIREADY AND THEIR RESPECTIVE SIGNATORIES EACH HAVE THE CORPORATE AUTHORITY TO ENTER INTO THIS AGREEMENT AND THE AGREEMENT IS A VALID AND ENFORCEABLE AGREEMENT OF THE PARTIES.

         15. INTELLIREADY SHALL BE RESPONSIBLE TO PERFORM ALL WARRANTY AND CORRECTIVE WORK RELATING TO ANY CONTRACT WHICH IS ASSIGNED TO INTELLIREADY AND ENTIRELY PERFORMED BY INTELLIREADY. INTELLIREADY SHALL HAVE NO OBLIGATION TO PROVIDE WARRANTY OR CORRECTIVE WORK FOR ANY CONTRACT WHICH IS ASSIGNED TO INTELLIREADY IN PROGRESS OR WHICH IS CANCELLED BY INTELLIREADY.

THIS AGREEMENT IS ENTERED INTO AS OF THE ABOVE DATE.

                                               ADVANCED CUSTOM SYSTEMS, INC.


                                               BY:
                                                  ------------------------------
                                                       DON MCCORMACK, CEO

                                               INTELLIREADY, INC.


                                               BY:
                                                  ------------------------------
                                                     SCOTT B. CAMPBELL, CEO


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                                   SCHEDULE A
                                       TO
                            WIRING SERVICES AGREEMENT


ATTACHED IS A LIST OF ALL CONTRACTS THAT WILL BE ASSIGNED TO INTELLIREADY. ACS SHALL BE ENTITLE TO ALL PAYMENTS IDENTIFIED AS CURRENT OR NEXT DUE.


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                                   SCHEDULE B
                                       TO
                            WIRING SERVICES AGREEMENT

ATTACHED ARE THE NAMES AND EMPLOYMENT INFORMATION FOR EACH OF ACS' EMPLOYEES.




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                                   SCHEDULE C
                                       TO
                            WIRING SERVICES AGREEMENT

IntelliReady shall make the minimum required monthly payment on each of the following bills

AT&T Universal MasterCard
MBNA Gold MasterCard
First Card VISA
Capital One VISA

IntelliReady shall pay the monthly charges on Texaco Gas card, provided that all of the gas charged is used for business purposes.

IntelliReady shall pay the entire cost of ACS' payroll as identified on Schedule B, including $6,000 per month to Don McCormack

IntelliReady shall make the required monthly payments on the following debts:

Union Bank & Trust (Current)
AMEX Unsecured Credit Line
GMAC Truck Loan
NMAC Truck Loan

IntelliReady Shall pay the cost of each of the following expense:

COGS-Equipment
COGS-Wire/Cable/Connectors
COGS-Misc. Material
Equipment Repair
Incoming Freight
Outgoing Freight
Employee Travel/Lodging
Employee Meals
Health Insurance
Payroll Taxes
Equipment Rental/Lease
Insurance
Interest and Finance Charges
Janitorial Services
Postage and Delivery
Basic Telephone Service
Cellular Telephone Service


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Other Telephone Service
Utilities
Company Vehicle Fuel
Company Vehicle Standard Maintenance
Auto Allow/Mileage Reimbursement
Sales Commission/Finders Fee

IntelliReady shall discuss each of the following expenses with ACS and upon pre-approval will pay the following expenses:

Travel and Lodging Outside the Ordinary Course of Business
Meals and Entertainment
Small Equipment and Tools
Operating Supplies
Office Supplies
Licenses and Permits
Legal and Accounting